                                                                   EXHIBIT 10.11

                        STEVEN MYERS & ASSOCIATES, INC.
                              EXECUTIVE BONUS PLAN

1. PURPOSE

The Executive Bonus Plan (the "Bonus Plan") is designed to promote the interests of Steven Myers & Associates, Inc. (the "Company") and its shareholders by providing incentives to participating officers of the Company to make significant contributions to the performance of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company. The Bonus Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION

The Bonus Plan shall be administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which will at all times be constituted to meet the "outside director" requirements of Section 162(m) of the Code. The Compensation Committee shall have the power to make rules and regulations for the administration of the Bonus Plan. In making any determination under the Bonus Plan, the Compensation Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Compensation Committee with regard to the Bonus Plan shall be final and conclusive. No member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Bonus Plan.

3. ELIGIBILITY

The Board of Directors of the Company initially had the discretion to designate participants in the Bonus Plan and thereby designated the Chief Executive Officer and Chief Operating Officer of the Company ("Participants") as eligible to participate in the Bonus Plan. Additional officers of the Company may be added as Participants in the discretion of the Compensation Committee.

4. DETERMINATION

The Compensation Committee will designate performance targets under the Bonus Plan within the time period required by the Department of Treasury Regulations adopted to implement Section 162(m) of the Code ("Regulations") for each year. The performance targets will be based on achievement of specified levels of gross profit margins and operating income. The performance targets will be set by the Compensation Committee based on the prior year's performance and other relevant factors. The performance targets designated by the Compensation Committee may differ for each Participant in the Bonus Plan. The maximum bonus amount payable for any year under the Bonus Plan to any Participant shall not exceed 100% of such Participant's annual salary for that year. The Compensation Committee may, in its sole discretion, establish maximum bonus amounts payable to individual Participants under the Bonus Plan of less than 100% of a Participant's annual salary for any year.

5. CERTIFICATION OF ACHIEVEMENT OF PERFORMANCE TARGETS

Provided that the Code and/or Regulations so require, the Compensation Committee shall, prior to any payment under the Bonus Plan, certify in writing the extent, if any, of achievement of performance targets for each Participant. For purposes of this provision, and for so long as the Code and/or Regulations permit, the approved minutes of the Compensation Committee meeting in which the certification is made may be treated as a written certification.

6. WITHHOLDING TAXES

The Company shall have the right to deduct from all awards granted under the Bonus Plan any federal, state, local or foreign taxes required by law to be withheld with respect to such awards.

7. OTHER BENEFITS

Awards granted to Participants under the Bonus Plan shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by the other benefit plans provided by the Company, or as required by law or by contractual obligations of the Company.

8. AMENDMENT OR TERMINATION

The Compensation Committee may from time to time amend the Bonus Plan in any respect or terminate or suspend the Bonus Plan at any time in whole or in part, provided that, if shareholder approval of an amendment is required for continued compliance with the requirements of Section 162(m) of the Code, such amendment shall be subject to obtaining the required shareholder approval.

9. NO ASSIGNMENT

Except as expressly authorized by the Compensation Committee, the rights under the Bonus Plan, including without limitation the rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession), and during the lifetime of any Participant, any payment shall be payable only to such Participant.

10. NO RIGHT TO CONTINUED EMPLOYMENT

Nothing in the Bonus Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge a Participant at any time for any reason whatsoever, with or without cause. If any Participant ceases to be employed by the Company, any unpaid bonuses shall be paid in accordance with the Participant's termination agreement, if any, and as otherwise determined by the Compensation Committee.

11. COSTS AND EXPENSES

The costs and expenses of administering the Bonus Plan shall be borne by the Company and not charged to any award nor to any Participant receiving an award under the Bonus Plan.

12. FUNDING

The Bonus Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Bonus Plan.

13. SEPARABILITY

If any of the terms or provisions of the Bonus Plan conflict with the requirements of Section 162(m) of the Code, the Regulations or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code, the Regulations or applicable law without invalidating the remaining provisions hereof. With respect to Section 162(m) of the Code, if the Bonus Plan does not contain any provision required to be included herein under
Section 162(m) of the Code or the Regulations, such provisions shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

14. TERM

The Bonus Plan shall be effective as of January 1, 1998, subject to shareholder approval, and shall continue for a period until the first shareholder meeting that occurs in the second year following the year in which the shareholders of the Company previously approved this Bonus Plan, unless amended or terminated by the Company (see Amendment or Termination above), subject to any future shareholder re-approval requirements of the Code and the Regulations.

15. GOVERNING LAW

The validity, construction and effect of the Bonus Plan and any action taken or relating to the Bonus Plan shall be determined in accordance with the laws of the State of California and applicable federal law.